Exhibit 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 10, 2024, Chesapeake Energy Corporation ("Chesapeake") and Southwestern Energy Company ("Southwestern") entered into an all-stock agreement and plan of merger (the “Merger Agreement”). On October 1, 2024, Chesapeake and Southwestern completed the previously announced merger (the "Southwestern Merger" or the "Merger"). Subject to the terms and conditions of the Merger Agreement, each share of Southwestern common stock, par value $0.01 per share, issued and outstanding immediately prior to the close of the Merger (excluding certain shares held by Southwestern as treasury shares, or by Chesapeake, and certain equity awards of Southwestern) was converted into the right to receive 0.0867 (the “Exchange Ratio”) of a share of Chesapeake common stock, par value $0.01 per share (the “Merger Consideration”). No fractional shares of Chesapeake common stock were issued in the Merger, and holders of shares of Southwestern common stock received cash in lieu of fractional shares of Chesapeake common stock, if any, in accordance with the terms of the Merger Agreement.

After the Southwestern Merger, Chesapeake changed its name to Expand Energy Corporation (“Expand Energy”). References to “us,” “we,” “our,” “ours,” “Expand Energy” and the “Company” prior to October 1, 2024 refer to Chesapeake Energy Corporation and its consolidated subsidiaries prior to the Southwestern Merger and do not include Southwestern and its subsidiaries, while such references on or after October 1, 2024 refer to the combined company as a result of the Southwestern Merger, including Southwestern and its subsidiaries.

The following unaudited pro forma condensed combined balance sheet (the "pro forma balance sheet") and unaudited pro forma condensed combined statement of operations (the "pro forma statement of operations" and together with the pro forma balance sheet the "pro forma condensed combined financial statements") are derived from the historical consolidated financial statements of Expand Energy and Southwestern and have been adjusted to give effect to the Merger and the divestiture of our Eagle Ford assets (the “Eagle Ford Divestitures”) described below:

•	On January 17, 2023, we entered into an agreement to sell a portion of our Eagle Ford assets to WildFire Energy I LLC for approximately $1.425 billion, subject to post-closing adjustments. This transaction closed on March 20, 2023 (with an effective date of October 1, 2022).

•	On February 17, 2023, we entered into an agreement to sell a portion of our Eagle Ford assets to INEOS Energy for approximately $1.4 billion, subject to post-closing adjustments. This transaction closed on April 28, 2023 (with an effective date of October 1, 2022).

•	On August 11, 2023, we entered into an agreement to sell the final portion of our Eagle Ford assets to SilverBow Resources, Inc. (“SilverBow”) for approximately $700 million, subject to post-closing adjustments. On July 30, 2024, Crescent Energy Company (“Crescent”) acquired SilverBow. Subject to the satisfaction of certain commodity price triggers, we may receive up to an additional $50 million cash consideration from Crescent shortly following the first anniversary of the transaction close date. This transaction closed on November 30, 2023 (with an effective date of February 1, 2023).

The pro forma balance sheet as of September 30, 2024 combines the historical balance sheets of Expand Energy and Southwestern as of September 30, 2024, and gives effect to the Merger as if it had been completed on September 30, 2024. The pro forma balance sheet is not adjusted for the Eagle Ford Divestitures as those had been completed and reflected in Expand Energy's historical balance sheet as of September 30, 2024. The pro forma statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023, combine the historical consolidated statements of operations of Expand Energy (giving effect to the Eagle Ford Divestitures) and Southwestern, with the effects of the Merger as if each transaction had been completed on January 1, 2023.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments related to the Merger, based on available information and certain assumptions that management believes are reasonable.

•	the Merger will be accounted for using the acquisition method of accounting, with Expand Energy identified as the accounting acquirer;

•	Certain reclassification adjustments to conform Southwestern's historical financial presentation to Expand Energy's financial statement presentation;

•	the assumption of liabilities by Expand Energy for any remaining transaction-related expenses to be incurred; and

•	the estimated tax impact of pro forma adjustments.

The pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated financial statements of Expand Energy as of and for the year ended December 31, 2023, included in Expand Energy's Annual Report on Form 10-K filed on February 21, 2024;

•	the historical audited consolidated financial statements for Southwestern as of and for the year ended December 31, 2023, included in Southwestern's Annual Report on Form 10-K filed on February 22, 2024 and incorporated by reference into this document;

•	the historical unaudited condensed consolidated financial statements of Expand Energy as of and the for the nine months ended September 30, 2024, included in Expand Energy's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed on October 29, 2024;

•	the historical unaudited condensed consolidated financial statements of Southwestern as of and the for the nine months ended September 30, 2024, included in this document;

•	other information relating to Expand Energy and Southwestern contained in or incorporated by reference in this document.

The pro forma condensed combined financial statements are presented to reflect the Southwestern Merger and the Eagle Ford Divestitures for illustrative purposes only, and they do not represent what Expand Energy’s results of operations would have been had the Merger and the Eagle Ford Divestitures occurred on the date noted above, nor do they purport to project the future results of operations of the combined company following the transactions. The pro forma condensed combined financial statements are intended to provide information about the continuing impact of the transactions as if they had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable as of the date of preparation as further described below. In the opinion of management, all adjustments necessary to present fairly the pro forma condensed combined financial statements have been made.

Expand Energy and Southwestern anticipate that certain non-recurring charges will be incurred in connection with the Merger, the substantial majority of which consist of employee severance costs, employee retention costs, fees paid to financial, legal and accounting advisors, integration costs and filing fees. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Merger. Accordingly, the pro forma condensed combined financial statements reflect an estimated accrual for the effects of these non-recurring charges, which are not included in the historical financial statements of Expand Energy or Southwestern for the periods presented.

The pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities that might result from the Merger. Further, there may be additional charges related to the restructuring or other integration activities resulting from the Merger, the timing, nature and amount of which management cannot identify as of the date of this filing, and thus, such charges are not reflected in the pro forma condensed combined financial statements.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

As of the date of this filing, Expand Energy has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the acquired Southwestern assets and assumed liabilities and the related purchase price. As soon as practical, Expand Energy will identify the assets acquired and liabilities assumed and make final determinations of their fair values using relevant information available at that time. For purposes of the pro forma condensed combined financial statements, Expand Energy estimated the fair value of Southwestern’s assets and liabilities based on reviews of Southwestern’s SEC filings, preliminary valuation studies, discussions with Southwestern’s management and other due diligence procedures. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial statements.

As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma condensed combined financial statements presented herein. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and if applicable, the pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

SEPTEMBER 30, 2024

($ IN MILLIONS)

			Transaction Adjustments
	Expand Energy Historical	Southwestern Historical	Reclass Adjustments (Note 3)		Pro Forma Adjustments (Note 3)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,044	$126	$—		$(585)	(b)	$585
Restricted cash	76	—	—		—		76
Accounts receivable, net	261	472	—		—		733
Derivative assets	199	279	(57)	(a)	—		421
Other current assets	217	150	—		86	(c)	453
Total current assets	1,797	1,027	(57)		(499)		2,268
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	12,373	—	37,191	(a)	(25,656)	(d)	23,908
Unproved properties	1,806	—	1,881	(a)	538	(d)	4,225
Other property and equipment	518	—	583	(a)	(394)	(d)	707
Total property and equipment	14,697	—	39,655		(25,512)		28,840
Less: accumulated depreciation, depletion and amortization	(4,743)	—	(32,337)	(a)	32,337	(d)	(4,743)
Total property and equipment, net	9,954	—	7,318		6,825		24,097
Natural gas and oil properties, using the full cost method, including $1,881 million as of September 30, 2024 excluded from amortization	—	39,072	(39,072)	(a)	—		—
Other	—	583	(583)	(a)	—		—
Less: Accumulated depreciation, depletion and amortization	—	(32,337)	32,337	(a)	—		—
Total property and equipment, net	—	7,318	(7,318)		—		—
Operating lease assets	—	126	(126)	(a)	—		—
Long-term derivative assets	15	44	(31)	(a)	—		28
Deferred income tax assets, net	1,038	924	—		(1,388)	(e)	574
Other long-term assets	588	83	126	(a)	(12)	(b)	1,227
					442	(c)
Total assets	$13,392	$9,522	$(88)		$5,368		$28,194

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$—	$389	$—		$—		$389
Accounts payable	264	1,143	(700)	(a)	—		707
Taxes payable	—	96	(96)	(a)	—
Interest payable	—	26	(26)	(a)	—
Accrued interest	41	—	26	(a)	(2)	(b)	65
Derivative liabilities	5	57	(57)	(a)	—		5
Current operating lease liabilities	—	39	(39)	(a)	—		—
Other current liabilities	589	29	135	(a)	255	(f)	1,976
			700	(a)	268	(c)
Total current liabilities	899	1,779	(57)		521		3,142
Long-term debt, net	2,017	3,922	—		(34)	(d)	5,322
					(583)	(b)
Long-term operating lease liabilities	—	87	(87)	(a)	—		—
Long-term derivative liabilities	—	40	(31)	(a)	—		9
Asset retirement obligations, net of current portion	271	—	121	(a)	—		392
Long-term contract liabilities	—	—	—		1,318	(c)	1,318
Other long-term liabilities	17	207	87	(a)	—		190
			(121)	(a)
Total liabilities	3,204	6,035	(88)		1,222		10,373
Contingencies and commitments
Stockholders' equity:
Common stock	1	12	—		(12)	(g)	2
					1	(h)
Additional paid-in capital	5,778	7,208	—		(7,208)	(g)	13,691
					7,870	(h)
					26	(f)
					17	(i)
Retained earnings (accumulated deficit)	4,409	(3,405)	—		3,405	(g)	4,128
					(281)	(f)
Accumulated other comprehensive loss	—	(1)	—		1	(g)	—
Common stock in treasury	—	(327)	—		327	(g)	—
Total stockholders' equity	10,188	3,487	—		4,146		17,821
Total liabilities and stockholders' equity	$13,392	$9,522	$(88)		$5,368		$28,194

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

			Transaction Adjustments
	Expand Energy Historical	Southwestern Historical	Reclass Adjustments (Note 3)		Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenues and other:
Natural gas, oil and NGL	$1,374	$—	$2,227	(a)	$—		$3,601
			389	(a)			389
Gas sales		1,470	(1,470)	(a)	—		—
Oil sales		261	(261)	(a)	—		—
NGL sales		496	(496)	(a)	—		—
Marketing	641	1,488	(389)	(a)	—		1,740
Natural gas and oil derivatives	207	—	243	(a)	—		450
Other	—	(2)	2	(a)	—		—
Gains on sales of assets and other	12	—	—		—		12
Total revenues and other	2,234	3,713	245		—		6,192
Operating expenses:
Production	158	—	247	(a)	—		405
Operating expenses	—	1,240	(1,240)	(a)	—		—
Gathering, processing and transportation	479	—	993	(a)	—		1,724
			389	(a)	(137)	(j)
Severance and ad valorem taxes	58	—	103	(a)	—		161
Exploration	7	—	—		—		7
Marketing	656	1,509	(389)	(a)	—		1,776
General and administrative	133	150	7	(a)	—		290
Merger-related expenses	—	39	(39)	(a)	—		—
Separation and other termination costs	23	—	—		—		23
Depreciation, depletion and amortization	1,082	696	—		509	(t)	2,287
Impairments	—	3,202	—		(3,202)	(u)	—
Taxes, other than income taxes	—	110	(110)	(a)	—		—
Other operating expense (income)	55	—	2	(a)	—		96
			39	(a)
Total operating expenses	2,651	6,946	2		(2,830)		6,769
Income (loss) from operations	(417)	(3,233)	243		2,830		(577)
Other income (expense):
Interest expense	(59)	(182)	69	(a)	(18)	(v)	(190)
Losses on purchases, exchanges or extinguishments of debt	(2)	—	—		—		(2)
Other interest charges	—	(9)	9	(a)	—		—
Interest capitalized	—	78	(78)	(a)	—		—
Gains on Derivatives	—	243	(243)	(a)	—		—
Other income	58	(1)	—		—		57
Total other income (expense)	(3)	129	(243)		(18)		(135)
Income (loss) before income taxes	(420)	(3,104)	—		2,812		(712)
Deferred	—	(681)	681	(a)	—		—
Income tax expense (benefit)	(105)	—	(681)	(a)	647	(x)	(139)
Net income (loss)	$(315)	$(2,423)	$—		$2,165		$(573)

Earnings per common share:
Basic	$(2.39)						$(2.52)
Diluted	$(2.39)						$(2.52)
Weighted average common and common equivalent shares outstanding (in thousands):
Basic	131,958				95,700	(y)	227,658
Diluted	131,958				95,700	(y)	227,658

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

										Transaction Adjustments
	Expand Energy Historical	WildFire Divestiture - Pro Forma Adjustments		Ineos Divestiture - Pro Forma Adjustments		SilverBow Divestiture - Pro Forma Adjustments		Expand Energy Pro Forma	Southwestern Historical	Reclass Adjustments (Note 3)		Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenues and other:
Natural gas, oil and NGL	$3,547	$(154)	(k)	$(242)	(k)	$(368)	(k)	$2,783	$—	$4,170	(a)	$—		$6,953
										523	(a)			523
Gas sales									3,089	(3,089)	(a)	—		—
Oil sales									379	(379)	(a)	—		—
NGL sales									702	(702)	(a)	—		—
Marketing	2,500	(51)	(l)	(1,044)	(l)	(500)	(l)	905	2,355	(523)	(a)	—		2,737
Natural gas and oil derivatives	1,728	(43)	(m)	(53)	(m)	(30)	(m)	1,602	—	2,433	(a)	—		4,035
Other	—	—		—		—		—	(3)	3	(a)	—		—
Gains on sales of assets and other	946	(337)	(n)	(470)	(n)	(140)	(n)	(1)	—	—		—		(1)
Total revenues and other	8,721	(585)		(1,809)		(1,038)		5,289	6,522	2,436		—		14,247
Operating expenses:
Production	356	(20)	(o)	(37)	(o)	(33)	(o)	266	—	369	(a)	—		635
Operating expenses	—							—	1,717	(1,717)	(a)	—		—
Gathering, processing and transportation	853	(3)	(p)	(68)	(p)	(86)	(p)	696	—	1,348	(a)	—		2,386
										523	(a)	(181)	(j)
Severance and ad valorem taxes	167	(10)	(q)	(16)	(q)	(22)	(q)	119	—	230	(a)	—		349
Exploration	27	—		—		—		27	—	—		—		27
Marketing	2,499	(51)	(l)	(1,044)	(l)	(500)	(l)	904	2,331	(523)	(a)	—		2,712
General and administrative	127	—		—		—		127	187	14	(a)	—		328
Separation and other termination costs	5	—		—		—		5	—	—		—		5
Depreciation, depletion and amortization	1,527	—		(8)	(r)	(25)	(r)	1,494	1,307	—		572	(t)	3,373
Impairments	—	—		—		—		—	1,710	—		(1,710)	(u)	—
Taxes, other than income taxes	—	—		—		—		—	244	(244)	(a)	—		—
Other operating expense (income)	18	—		—		—		18	—	3	(a)	281	(f)	302
Total operating expenses	5,579	(84)		(1,173)		(666)		3,656	7,496	3		(1,038)		10,117
Income (loss) from operations	3,142	(501)		(636)		(372)		1,633	(974)	2,433		1,038		4,130
Other income (expense):
Interest expense	(104)	—		—		—		(104)	(246)	104	(a)	(33)	(v)	(279)
Other interest charges	—	—		—		—		—	(11)	11	(a)	—		—
Interest capitalized	—	—		—		—		—	115	(115)	(a)	—		—
Losses on purchases, exchanges or extinguishments of debt	—	—		—		—		—	(19)	—		19	(w)	—
Gains on Derivatives	—	—		—		—		—	2,433	(2,433)	(a)	—		—
Other income	79	—		—		—		79	2	—		—		81
Total other income (expense)	(25)	—		—		—		(25)	2,274	(2,433)		(14)		(198)
Income (loss) before income taxes	3,117	(501)		(636)		(372)		1,608	1,300	—		1,024		3,932
Current	—	—		—		—		—	(5)	5	(a)	—		—
Deferred	—	—		—		—		—	(252)	252	(a)	—		—
Income tax expense (benefit)	698	(115)	(s)	(146)	(s)	(86)	(s)	351	—	(257)	(a)	236	(x)	330
Net income (loss)	$2,419	$(386)		$(490)		$(286)		$1,257	$1,557	$—		$788		$3,602

Earnings per common share:
Basic	$18.21													$15.76
Diluted	$16.92													$15.09
Weighted average common and common equivalent shares outstanding (in thousands):
Basic	132,840											95,700	(y)	228,540
Diluted	142,976											95,700	(y)	238,676

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Expand Energy and Southwestern and gives pro forma effect to the events that are directly attributable to the Merger and the Eagle Ford Divestitures and are factually supportable. Certain of Southwestern's historical amounts have been reclassified to conform to Expand Energy's financial statement presentation. The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives effect to the Merger as if the Merger had been completed on September 30, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, and the year ended December 31, 2023, give effect to the Merger and the Eagle Ford Divestitures as if these transactions had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Expand Energy believes are reasonable; however, actual results may differ from those reflected in these statements. In Expand Energy’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following pro forma condensed combined financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated above, nor are they indicative of Expand Energy’s future financial position or results of operations. These pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the previously filed consolidated financial statements and related notes of Expand Energy and Southwestern for the periods presented.

The unaudited pro forma condensed combined financial information includes adjustments to conform Southwestern’s accounting policies to Expand Energy’s accounting policies, including adjusting Southwestern’s natural gas and oil properties to the successful efforts method. Southwestern followed the full cost pool method of accounting for natural gas and oil properties, while Expand Energy follows the successful efforts method of accounting for natural gas and oil properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and general and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves.

2.	Unaudited Pro Forma Condensed Combined Balance Sheet

The Merger will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2024 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Expand Energy’s financial position and results of operations may differ significantly from the pro forma amounts included herein. Expand Energy expects to finalize its allocation of the purchase consideration within one year subsequent to the closing date of the Merger.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•	changes in the estimated fair value of Southwestern’s assets acquired and liabilities assumed as of the closing date of the Merger, which could result from changes in reserve estimates and other factors; and

•	the tax bases of Southwestern’s assets and liabilities as of the closing date of the Merger.

7

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The preliminary fair value assessment of the assets acquired and liabilities assumed expected to be recorded is as follows:

Preliminary Purchase Price Allocation
($ in millions)
Consideration:
Cash(a)	$585
Fair value of Expand Energy Common Stock issued(b)	7,871
Restricted stock unit and performance stock unit replacement awards	17
Total consideration	$8,473
Fair Value of Assets Acquired:
Cash and cash equivalents	$126
Other current assets	930
Proved natural gas and oil properties	11,535
Unproved properties	2,419
Other property and equipment	189
Other long-term assets	652
Amounts attributable to assets acquired	15,851
Fair Value of Liabilities Assumed:
Current liabilities	$1,988
Long-term debt	3,305
Deferred tax liabilities	464
Long-term contract liabilities	1,318
Other long-term liabilities	303
Amounts attributable to liabilities assumed	7,378
Total identifiable net assets	$8,473

(a) Reflects the repayment of $583 million outstanding on Southwestern's 2022 revolving credit facility including $2 million of accrued interest and fees, as the facility was repaid and retired upon close of the Merger.

(b) Based on 95,700,325 shares of Expand Energy common stock at $82.25 per share (closing price as of September 30, 2024).

Under the Merger Agreement, Southwestern stockholders received 0.0867 shares of Expand Energy common stock for each share of Southwestern common stock issued and outstanding immediately prior to the effective time of the Merger. In addition certain members of Southwestern's management team and other key employees with approximately 1,361,000 outstanding restricted stock units ("RSU") and performance stock units ("PSU") received 0.0867 shares of Expand Energy common stock for each RSU and PSU outstanding under existing change in control agreements. This results in Expand Energy issuing approximately 95.7 million shares of Expand Energy common stock, or approximately $7.9 billion in value, (based on Expand Energy common stock closing price as of September 30, 2024 of $82.25) as Merger Consideration.

8

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

3.	Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma financial statements:

(a) The following reclassifications conform Southwestern's historical financial information to Expand Energy's financial statement presentation:

Southwestern Reclassification and Conforming Adjustments

Pro Forma Condensed Combined Balance Sheet as of September 30, 2024

•	Reclassification of $57 million from derivative assets to derivative liabilities and $31 million of long-term derivative assets to long-term derivative liabilities to conform Southwestern's presentation of derivative positions to Expand Energy's presentation.

•	Reclassification of approximately $39.1 billion of natural gas and oil properties, using the full cost method, to proved and unproved natural gas and oil properties under the successful efforts method of accounting of $37.2 billion and $1.9 billion, respectively.

•	Reclassification of approximately $32.3 billion from accumulated depreciation, depletion and amortization under the full cost method of accounting to accumulated depreciation, depletion and amortization under the successful efforts method of accounting.

•	Reclassification of $583 million from other to other property and equipment to conform Southwestern's presentation to Expand Energy's presentation.

•	Reclassification of $126 million from operating lease assets to other long-term assets to conform Southwestern's presentation to Expand Energy's presentation.

•	Reclassification of $700 million from accounts payable to other current liabilities to conform Southwestern's presentation to Expand Energy's presentation.

•	Reclassification of $96 million from taxes payable and $39 million of current operating lease liabilities, respectively, to other current liabilities to conform Southwestern's presentation to Expand Energy's presentation.

•	Reclassification of $26 million from interest payable to accrued interest to conform Southwestern's presentation to Expand Energy's presentation.

•	Reclassification of $87 million from long-term operating lease liabilities to other long-term liabilities to conform Southwestern's presentation to Expand Energy's presentation.

•	Reclassification of $121 million from other long-term liabilities to asset retirement obligations, net of current portion to conform Southwestern's presentation to Expand Energy's presentation.

Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 2024

•	Reclassification of $1,470 million of gas sales, $261 million of oil sales and $496 million of NGL sales to natural gas, oil and NGL revenue, respectively, to conform to Expand Energy's presentation of natural gas, oil and NGL revenue.

•	Reclassification of $389 million of net transportation expense from gas and NGL sales to gathering, processing and transportation expense and elimination of $389 million of net transportation expense from marketing revenue and marketing expense to conform to Expand Energy's presentation of gathering, processing and transportation.

•	Reclassification of $243 million of gains on derivatives to natural gas and oil derivatives to conform to Expand Energy's presentation of natural gas and oil derivatives.

•	Reclassification of $2 million of other revenue to other operating expense (income) to conform to Expand Energy's presentation of other operating expense (income).

•	Reclassification of $39 million of merger-related expenses to other operating expense (income) to conform to Expand Energy's presentation of other operating expense (income).

•	Reclassification of $993 million and $247 million from operating expenses to gathering, processing and transportation expense and production expense, respectively, to conform to Expand Energy's presentation of gathering, processing and transportation expense and production expense.

9

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

•	Reclassification of $103 million and $7 million from taxes, other than income taxes to severance and ad valorem taxes expense and general and administrative expense, respectively, to conform to Expand Energy's presentation of severance and ad valorem taxes expense and general and administrative expense.

•	Reclassification of $9 million from other interest charges and $78 million of interest capitalized, respectively, to interest expense to conform to Expand Energy's presentation of interest expense.

•	Reclassification of $681 million of deferred income tax benefit to income tax expense (benefit) to conform to Expand Energy's presentation of income tax expense (benefit).

Pro Forma Combined Statement of Operations for the Year Ended December 31, 2023

•	Reclassification of $3,089 million of gas sales, $379 million of oil sales and $702 million of NGL sales to natural gas, oil and NGL revenue, respectively, to conform to Expand Energy's presentation of natural gas, oil and NGL revenue.

•	Reclassification of $523 million of net transportation expense from gas and NGL sales to gathering, processing and transportation expense and elimination of $523 million of net transportation expense from marketing revenue and marketing expense to conform to Expand Energy's presentation of gathering, processing and transportation.

•	Reclassification of $2,433 million of gains on derivatives to natural gas and oil derivatives gas to conform to Expand Energy's presentation of natural gas and oil derivatives.

•	Reclassification of $3 million of other revenue to other operating expense (income) to conform to Expand Energy's presentation of other operating expense (income).

•	Reclassification of $1,348 million and $369 million from operating expenses to gathering, processing and transportation expense and production expense, respectively, to conform to Expand Energy's presentation of gathering, processing and transportation expense and production expense.

•	Reclassification of $230 million and $14 million from taxes, other than income taxes to severance and ad valorem taxes expense and general and administrative expense, respectively, to conform to Expand Energy's presentation of severance and ad valorem taxes expense and general and administrative expense.

•	Reclassification of $11 million from other interest charges and $115 million of interest capitalized, respectively, to interest expense to conform to Expand Energy's presentation of interest expense.

•	Reclassification of $5 million of current tax benefit and $252 million of deferred income tax benefit to income tax expense (benefit) to conform to Expand Energy's presentation of income tax expense (benefit).

(b) Reflects the repayment of $583 million outstanding on Southwestern's 2022 revolving credit facility including $2 million of accrued interest and fees, as the facility was repaid and retired upon close of the Merger. Additionally, an adjustment was made to eliminate $12 million of unamortized issuance expense associated with the 2022 revolving credit facility as an adjustment to other long-term assets.

(c) Reflects estimated fair value of out-of-market portion of transportation contracts assumed from Southwestern where the terms are favorable or unfavorable compared to current market terms.

(d) The allocation of the estimated fair value of consideration transferred (based on the closing price of Expand Energy common stock as of September 30, 2024) to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

•	Approximately $6.3 billion increase in Southwestern's net book basis of proved natural gas and oil properties and other property and equipment, consisting of approximately $25.6 billion decrease in the gross book value of proved natural gas and oil properties, $394 million decrease in other property and equipment and the elimination of approximately $32.3 billion of historical accumulated depreciation to reflect the properties at fair value;

•	$538 million increase in Southwestern's unproved oil and natural gas properties to reflect fair value;

10

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

•	The following adjustments were made to reflect the pro forma changes to long-term debt, net:

◦     $49 million downward adjustment to record Southwestern's senior notes at fair value;

◦     $15 million adjustment to write-off historical deferred unamortized issuance expense, premium and discount.

(e) The following adjustments were made to reflect the pro forma changes to deferred tax assets, net:

◦     $464 million adjustment to record the acquisition of a net deferred tax liability. This is primarily the result of the purchase price allocated to the acquired properties in excess of their acquired tax basis;

◦     $924 million adjustment to eliminate Southwestern's historical deferred tax asset.

(f) The following adjustments were made to reflect nonrecurring transaction and severance costs:

◦     estimated nonrecurring severance costs of $178 million, $125 million for payments made to certain former employees of Southwestern and Expand Energy, $23 million associated with the accelerated vesting of certain Southwestern RSUs and PSUs, $3 million associated with the accelerated vesting of certain Expand Energy RSUs and PSUs and $27 million for payments made to certain executives of Southwestern and Expand Energy;

◦     estimated non-recurring transaction costs of $103 million related to the Merger, including underwriting, banking, legal, consulting and accounting fees that are not capitalized as part of the transaction.

(g) Reflects the elimination of Southwestern's historical equity balances in accordance with the acquisition method of accounting.

(h) Reflects the estimated increase in Expand Energy's common stock and additional paid-in capital resulting from the issuance of Expand Energy common stock to Southwestern's stockholders to effect the transaction as follows (in millions, except share and per share amounts):

Shares of Expand Energy common stock issued	95,700,325
Closing price per share of Expand Energy common stock on September 30, 2024	$82.25
Total fair value of shares of Expand Energy common stock issued	$7,871
Increase in Expand Energy common stock ($0.01 par value per share) as of September 30, 2024	$1
Increase in Expand Energy additional paid-in capital as of September 30, 2024	$7,870

(i) Reflects precombination service expense related to replacement awards issued to legacy Southwestern employees

(j) Reflects non-cash amortization of net liability for out-of-market value associated with contracts assumed in the Merger.

(k) Adjustment to reflect the reduction of natural gas, oil and NGL revenues attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources.

(l) Adjustment to reflect the reduction of marketing revenues and marketing expenses attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources.

(m) Adjustment to reflect the reduction of natural gas and oil derivatives attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources.

(n) Adjustment to reflect the reduction of gains on sales of assets attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources.

(o) Adjustment to reflect the reduction of production expenses attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources.

11

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(p) Adjustment to reflect the reduction of gathering, processing and transportation attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources.

(q) Adjustment to reflect the reduction of severance and ad valorem taxes attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources.

(r) Adjustment to reflect the reduction in depreciation, depletion and amortization ("DD&A") expense based on the production volumes attributable to the Eagle Ford assets divested to WildFire, INEOS and SilverBow Resources, and the revision to the Company’s DD&A rate reflecting the reserve volumes and net book value sold. DD&A is calculated using the unit of production method under the successful efforts method of accounting.

(s) Reflects an adjustment to income taxes to record the estimated income tax effects attributable to the Eagle Ford assets. The tax adjustment assumes a forecasted blended Expand Energy statutory tax rate of 23%. The pro forma income tax adjustments included in the pro forma statement of operations for the nine months ended September 30, 2024, and the year ended December 31, 2023, reflect the income tax effects of the transaction accounting adjustments presented.

(t) Adjustment to reflect the increase in DD&A calculated in accordance with the successful efforts method of accounting for natural gas and oil properties, based on the preliminary purchase price allocation.

(u) Reflects the elimination of Southwestern's historical impairment charges recorded under the ceiling test of the full cost method of accounting to conform to Expand Energy’s successful efforts method of accounting for natural gas and oil properties.

(v) Reflects the repayment and retirement of Southwestern’s 2022 revolving credit facility, the fair value adjustment of the unsecured senior notes and the change in capitalized interest in accordance with the successful efforts method of accounting for natural gas and oil properties. This resulted in the following adjustments:

◦     $18 million net increase in interest expense for the nine months ended September 30, 2024;

◦     $33 million net increase in interest expense for the year ended December 31, 2023.

(w) Adjustment to eliminate loss related to the extinguishment of Southwestern's 7.75% Senior Notes due 2027.

(x) Reflects an adjustment to income taxes to record the estimated income tax effects of combining Expand Energy’s and Southwestern’s operations. The tax adjustment assumes a forecasted blended Expand Energy statutory tax rate of 23%. The pro forma income tax adjustments included in the pro forma statement of operations for the nine months ended September 30, 2024, and the year ended December 31, 2023, reflect the income tax effects of the transaction accounting adjustments presented. Because the tax rates used for these pro forma financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger.

(y) Reflects Expand Energy’s shares issued to Southwestern stockholders.

12

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

4.	Supplemental Pro Forma Oil and Natural Gas Reserves Information

The following tables present the estimated pro forma condensed combined net proved developed and undeveloped oil, natural gas and NGL reserves as of December 31, 2023, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2023. The pro forma reserve information set forth below gives effect to the Merger as if the Merger had been completed on January 1, 2023. The supplemental pro forma oil and natural gas reserves information have been prepared from Expand Energy's previously filed historical reserve information included in its audited financial statements as of and for the year ended December 31, 2023 and Southwestern's previously filed historical reserve information included in its audited financial statements as of and for the year ended December 31, 2023.

	Oil (mmbbls)
	Expand Energy Historical	Southwestern Historical	Pro Forma Combined
As of December 31, 2022	198.4	83.4	281.8
Extensions, discoveries and other additions	—	5.1	5.1
Revisions of previous estimates	—	(4.8)	(4.8)
Production	(7.7)	(5.6)	(13.3)
Sale of reserves-in-place	(190.7)	—	(190.7)
Purchase of reserves-in-place	—	—	—
As of December 31, 2023	—	78.1	78.1
Proved developed reserves:
December 31, 2022	157.2	41.1	198.3
December 31, 2023	—	38.6	38.6
Proved undeveloped reserves:
December 31, 2022	41.2	42.3	83.5
December 31, 2023	—	39.5	39.5

	Natural Gas (bcf)
	Expand Energy Historical	Southwestern Historical	Pro Forma Combined
As of December 31, 2022	11,369	17,362	28,731
Extensions, discoveries and other additions	415	1,813	2,228
Revisions of previous estimates	(325)	(2,196)	(2,521)
Production	(1,266)	(1,438)	(2,704)
Sale of reserves-in-place	(563)	(350)	(913)
Purchase of reserves-in-place	58	—	58
As of December 31, 2023	9,688	15,191	24,879
Proved developed reserves:
December 31, 2022	7,385	9,793	17,178
December 31, 2023	6,363	9,196	15,559
Proved undeveloped reserves:
December 31, 2022	3,984	7,569	11,553
December 31, 2023	3,325	5,995	9,320

13

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	Natural Gas Liquids (mmbbls)
	Expand Energy Historical	Southwestern Historical	Pro Forma Combined
As of December 31, 2022	73.9	627.1	701.0
Extensions, discoveries and other additions	—	30.5	30.5
Revisions of previous estimates	—	42.1	42.1
Production	(3.8)	(32.9)	(36.7)
Sale of reserves-in-place	(70.1)	—	(70.1)
Purchase of reserves-in-place	—	—	—
As of December 31, 2023	—	666.8	666.8
Proved developed reserves:
December 31, 2022	58.9	350.8	409.7
December 31, 2023	—	363.0	363.0
Proved undeveloped reserves:
December 31, 2022	15.0	276.3	291.3
December 31, 2023	—	303.8	303.8

	Total Reserves (bcfe) (a)
	Expand Energy Historical	Southwestern Historical	Pro Forma Combined
As of December 31, 2022	13,002	21,625	34,627
Extensions, discoveries and other additions	415	2,026	2,441
Revisions of previous estimates	(325)	(1,972)	(2,297)
Production	(1,335)	(1,669)	(3,004)
Sale of reserves-in-place	(2,127)	(350)	(2,477)
Purchase of reserves-in-place	58	—	58
As of December 31, 2023	9,688	19,660	29,348
Proved developed reserves:
December 31, 2022	8,681	12,145	20,826
December 31, 2023	6,363	11,605	17,968
Proved undeveloped reserves:
December 31, 2022	4,321	9,480	13,801
December 31, 2023	3,325	8,055	11,380

(a)    Oil and NGLs are converted to one billion cubic feet of natural gas equivalent. Natural gas equivalent determined using the ratio of one barrel of oil or natural gas liquids to six thousand cubic feet of natural gas.

14

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves as of December 31, 2023 is as follows (in millions):

	As of December 31, 2023
	Expand Energy Historical	Southwestern Historical	Pro Forma Combined
Future cash inflows	$14,659	$50,499	$65,158
Future production costs	(3,326)	(26,147)	(29,473)
Future development costs	(2,779)	(6,558)	(9,337)
Future income tax expense	(174)	(1,581)	(1,755)
Future net cash flows	8,380	16,213	24,593
Less effect of a 10% discount factor	(3,903)	(8,900)	(12,803)
Standardized measure of discounted future net cash flows	$4,477	$7,313	$11,790

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2023 are as follows (in millions):

	Expand Energy Historical	Southwestern Historical	Pro Forma Combined
Standardized measure, as of December 31, 2022	$26,305	$37,588	$63,893
Sales of oil and natural gas produced, net of production costs and gathering, processing and transportation	(2,171)	(2,123)	(4,294)
Net changes in prices and production costs	(23,535)	(36,514)	(60,049)
Extensions and discoveries, net of production and development costs	182	63	245
Changes in estimated future development costs	346	1,005	1,351
Previously estimated development costs incurred during the period	818	1,336	2,154
Revisions of previous quantity estimates	(205)	(1,174)	(1,379)
Purchase of reserves-in-place	77	—	77
Sales of reserves-in-place	(7,158)	(710)	(7,868)
Accretion of discount	3,270	4,643	7,913
Net changes in income taxes	6,301	8,364	14,665
Changes in production rates and other	247	(5,165)	(4,918)
Standardized measure, as of December 31, 2023	$4,477	$7,313	$11,790

15